Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Quarterly Report on Form 10-Q of International Specialty Holdings Inc. (the "Company") for the quarterly period ended March 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sunil Kumar, as President and Chief Executive Officer of the Company, and Neal E. Murphy, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 /s/ Sunil Kumar
---------------------------------
Name:   Sunil Kumar
Title:  President and Chief Executive Officer

Date:   May 13, 2003


 /s/ Neal E. Murphy
---------------------------------
Name:   Neal E. Murphy
Title:  Senior Vice President and
           Chief Financial Officer

Date:   May 13, 2003

A signed original of this written statement required by Section 906 has been provided to International Specialty Holdings Inc. and will be retained by International Specialty Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.